CONSULTANT Investments LLP
                                 10 School Lane
                               Scarsdale, NY 10583

                                                                January 31, 2005

Jose Araque and Bondholders
Telediscount Communications, Inc.
2112 Bergenline Ave
Union City, NJ 07087

Dear Shareholders:

This letter confirms the terms upon which Telediscount Communications, Inc., a New York Corporation (the "Company") engages Eduardo Cabrera (the "Consultant") to act as a consultant in connection with taking the Company "public" through a reverse merger or any other means and giving the Company access to at least $5 million in capital.

1.    Scope of engagement.

The Company hereby engages Consultant as its exclusive agent in the placement of securities of the Company or any of its affiliates in one or more related transactions to one or more investors in the form of equity, debt, or convertible instruments, equity line, or any other securities and instrument.

2.    Offering Process.

In connection with the engagement:

      o Consultant will familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company;

      o The Company, with Consultant's assistance, will prepare a Confidential Offering Memorandum (the "Confidential Memorandum") which will contain a description of the Company, their businesses, assets, prospects and management; the terms and conditions of the Private Placements and of the securities offered; and certain financial information. If necessary, the Company will update the Confidential Memorandum prior to completion of the Private Placements;

      o CONSULTANT will identify possible investors, which might have an interest in receiving the Confidential Memorandum and evaluating participation in the reverse merger and in the raising of capital.

      o CONSULTANT will contact one or more of such possible investors and distribute the Confidential Memorandum;

      o CONSULTANT will assist the Company in evaluating proposals received from possible investors;

      o CONSULTANT will assist the Company and its counsel in negotiations relating to raising capital; and

3.    Company Responsibilities, Representations and Warranties.

            In connection with the reverse merger and fund raising:

      o The Company agrees to cooperate with CONSULTANT and will furnish to CONSULTANT all information and data concerning the Company (the "Information") which CONSULTANT reasonably deems appropriate for purposes of the Confidential Memorandum, and will provide CONSULTANT access to its officers, directors, employees and advisors.

      o The Company represents and warrants to CONSULTANT that all Information included or incorporated by reference in the Confidential Memorandum or otherwise made available to CONSULTANT by the Company to be communicated to possible investors in connection with the Private Placement: (a) will be complete and correct and does not and will not knowingly contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (b) any projected financial information or other forward-looking information which the Company provides to CONSULTANT will be made by the Company in good faith, based on management's best estimates at the time and based on facts and assumptions which the Company believes are reasonable;

      o The Company agrees to promptly notify CONSULTANT if the Company believes that any Information that was previously provided to CONSULTANT has become materially misleading; and

      o The Company acknowledges and agrees that, in rendering its services hereunder, CONSULTANT will be using and relying on the Information (and information available from public sources and other sources deemed reliable by CONSULTANT) without independent investigation or verification thereof or independent appraisal or evaluation of the Company or its business or assets, or any other party to the transaction. CONSULTANT does not assume responsibility for the accuracy or completeness of the Information, the Confidential Memorandum or any other information regarding the Company. The references in this Section to the Company will, when appropriate, be deemed also to include its subsidiaries or other affiliates.

      o Any advice rendered by CONSULTANT during the Private Placement process are intended solely for the benefit and confidential use of the Board of Directors and will not be reproduced, summarized, described or referred to or given to any other person for any purpose without CONSULTANT's prior written consent.

      o The Company represents to CONSULTANT that the Company will not unreasonably withhold approval, reject the transaction or reduce the amount of funding.

4.    Fees.

      a. Placement Fee. Upon the consummation of taking the Company "public" and finding the Company a total of $5 million in capital which can be in part and finalized with the deposit of at least $5 million or the signing of documents providing a line of credit in any form of debt or equity financing to at least $5 million in capital, the Company will pay CONSULTANT a fee (the "Consulting Fee") equal to 10.0% of the total shares outstanding, on a fully diluted basis, as of the date of the later of the two events: (1) the Company starts trading on the Over-The-Counter Bulletin Board, NASDAQ Small Cap Market or Pink Sheets, or (2) the deposit of at least $5 million in capital from a secondary offering or, (3) the signing of documents for access, via a line of credit, to at least $5 million in capital. This date will be called "Transaction Date".

      b. Registration. The Company should register the shares with the SEC within one year of the Transaction Date or at the time that the current shareholders of the Company register their shares, whichever is earliest. All costs of such registration will be incurred by the Company.

5. Expenses. The Company will reimburse CONSULTANT for all out-of-pocket expenses including fees and expenses for counsel reasonably incurred by it in connection with its engagement hereunder, whether or not the transaction is consummated, up to US$1,000. It will be the obligation of the Company to create any legal documentation relating to the contemplated financing, which will be subject to review by CONSULTANT counsel. Any Expenses in excess of US$200.00 will be submitted to the Company for pre-approval, which shall not be unreasonable withheld. Such reimbursement will be payable promptly upon submission by CONSULTANT of statements to the Company.

6. Indemnification. The Company will indemnity CONSULTANT of any liabilities related to this engagement, providing among other things for the indemnification of CONSULTANT by the Company in connection with Losses and Expenses in connection with CONSULTANT's engagement hereunder. The Company will cover all legal expenses incurred by CONSULTANT in protecting itself from legal challenges related to this engagement.

7. Termination. CONSULTANT's engagement hereunder may be terminated by either the Company or CONSULTANT at any time, with or without cause, upon written notice to the other party; provided, however, that (a) no such termination will affect CONSULTANT's right to expense reimbursement under Section 5, the payment of any accrued and unpaid fees pursuant to Section 4 or the indemnification contemplated by Section 6 and (b) if the Company, directly or indirectly, consummates an issuance of its securities within twelve months following such termination with a CONSULTANT-Identified Party, then CONSULTANT will be entitled to the full amount of the fees and warrants contemplated by Sections 4.a. and 4.b.

8. Governing Law; Jurisdiction; Waiver of Jury Trial. This letter agreement will be governed by the laws of the State of New York. The Company and CONSULTANT irrevocably submit to the jurisdiction of any court of the State of New York for the purpose of any suit, action or other proceeding arising out of this letter agreement or the Indemnity Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company. Each of the Company (and, to the extent permitted by law, on behalf of the Company's equity holders and creditors) and CONSULTANT hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with the Indemnity Agreement, this letter agreement and the transactions contemplated hereby.

9. No Rights in Equityholders, Creditors. This letter agreement does not create, and will not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the Indemnity Agreement. The Company acknowledges and agrees that (a) CONSULTANT will act as an independent contractor and is being retained solely to assist the Company in its efforts to effect a Private Placement and that, CONSULTANT is not being retained to advise the Company on, or to express any opinion as to, the wisdom, desirability or prudence of consummating the Private Placements, (b) CONSULTANT is not and will not be construed as a fiduciary of the Company or any affiliate thereof and will have no duties or liabilities to the equityholders or creditors of the Company, any affiliate of the Company or any other person by virtue of this letter agreement and the retention of CONSULTANT hereunder, all of which duties and liabilities are hereby expressly waived and (c) nothing contained herein shall be construed to obligate CONSULTANT to purchase, as principal, any of the securities offered by the Company in the Private Placements. Neither equity holders nor creditors of the Company are intended beneficial to CONSULTANT hereunder. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

10. Representations and Warranties of CONSULTANT. CONSULTANT hereby represents, warrants, covenants and acknowledges to CONSULTANT as follows:

      a. CONSULTANT has the authority to execute, deliver and perform its obligations under this Agreement.

      b. This Agreement has been duly authorized by all necessary corporate action.

      c. This Agreement has been duly executed and delivered is the legal, valid and binding obligation of CONSULTANT enforceable against it in accordance with its terms.

      d. CONSULTANT will acquire the Shares solely for investment purposes for its own account, and not with a view to the distribution thereof or any interest therein.

      e. CONSULTANT is able to bear the economic risk of the investment in the Shares and is aware of the limited ability to sell, transfer or otherwise dispose of them.

      f. CONSULTANT has such knowledge and experience in financial and business matters and to enable it to evaluate the merits and risks of the purchase of the Shares.

      g.    CONSULTANT understands that:

                  i. CONSULTANT must bear the investment risk in the Shares since they have not been registered under the Act or any other applicable federal or state statute and they cannot be transferred, sold or otherwise disposed of unless registered under the Act or pursuant to an exemption therefrom;

                  ii. The Shares have not been registered under the Act or any state securities laws.

                  iii. a legend to the effect of the following will be placed on the certificates evidencing the Shares:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE REGISTERED HOLDER'S COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER'S COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                  iv. Telediscount will issue "stop-transfer" instructions to its transfer agent or make a similar notation on its records with respect to the Shares that CONSULTANT may receive pursuant to this Agreement.

                  v. CONSULTANT is aware that Rule 144 under the Act, as such rule is presently written and as herein relevant, permits public sales of restricted securities such as the Shares only if a minimum of one year, as calculated in accordance with the provisions of such Rule, has elapsed between the later of the date of the acquisition of such securities from the issuer, and with respect to any resale of such securities in reliance on Rule 144 for the account of either CONSULTANT or any subsequent holder of such securities, such one year period to begin at the time that such securities are fully paid as contemplated in such Rule, and only upon satisfaction of the other conditions to the availability of such Rule. If such Rule is available to CONSULTANT, CONSULTANT may make only routine sales of such securities in limited amounts in accordance with the terms and conditions of such Rule.

      h. CONSULTANT understands that TELEDISCOUNT is the only person which may register the Shares under the Act and that except as otherwise expressly set forth herein TELEDISCOUNT has no intention or obligation to do so.

      i. CONSULTANT has had the opportunity to discuss the business, management and financial condition of TELEDISCOUNT with the management of TELEDISCOUNT and has had the opportunity to ask questions of the management of TELEDISCOUNT. TELEDISCOUNT has made available to CONSULTANT all documents and information CONSULTANT has requested in order for CONSULTANT to evaluate the merits and risks of an investment in the Shares.

11. Representations and Warranties of TELEDISCOUNT. TELEDISCOUNT hereby represents, warrants, covenants and acknowledges to CONSULTANT as follows:

      i. The Shares, when issued to CONSULTANT pursuant to the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable.

      ii. TELEDISCOUNT has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

      iii. This Agreement and the Warrants has been duly authorized by all necessary corporate action.

      iv. This Agreement has been duly executed and delivered and is and the Warrants will be the legal, valid and binding obligation of TELEDISCOUNT enforceable against it in accordance with the respective terms.

12. Registration. TELEDISCOUNT hereby agrees to include the Shares in any Registration Statement filed by TELEDISCOUNT under the Act, other than a Registration Statement on Form S-8 or successor form thereto, which upon the effectiveness thereof will permit CONSULTANT to publicly offer and sell the Shares.

      1. Survival. All of the representations, warranties and agreements of the parties hereto shall survive the performance of the obligations of the parties.

      2. Public Disclosure. Any reference to CONSULTANT or any advice, information or other matter pertaining to the Services shall not be publicly disclosed or made available to any third parties without the prior written consent of CONSULTANT, unless such disclosure is required by law.

13.   Indemnification.

      a. TELEDISCOUNT hereby agrees to indemnify, defend and hold harmless CONSULTANT or any of its affiliates (collectively, the "Consultant Indemnified Parties"), to the full extent lawful, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses asserted against, imposed upon or incurred by CONSULTANT Indemnified Parties resulting from or by reason of a breach of any representation, warranty or covenant contained herein or as a result of any action improperly taken or omitted to be taken as required hereby by TELEDISCOUNT, its agents or employees.

      b. CONSULTANT hereby agrees to indemnify, defend and hold harmless TELEDISCOUNT, subsidiaries, directors, officers, partners, agents and employees and each other person, if any, controlling or any of its affiliates (collectively "Indemnified Parties") to the full extent lawful, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses asserted against, imposed upon or incurred TELEDISCOUNT resulting from or by reason of a breach of any representation, warranty or covenant contained herein or as a result of any action improperly taken or omitted to be taken as required hereby by CONSULTANT, its agents or employees.

      c. No party shall be liable to indemnify any other party to the extent that demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs or expenses resulted from bad faith, gross negligence or reckless disregard of duty.

      d. The rights of indemnification as set forth in this Paragraph shall be in addition to any rights that CONSULTANT Indemnified Parties or TELEDISCOUNT Indemnified Parties or any other person entitled to indemnification may have in law or otherwise, including but not limited to, any right to contribution.

      e. Any party seeking indemnification ("Indemnitee") shall notify the other party ("Indemnitor") of any claim against Indemnitee within 15 days after it has notice of such claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel reasonably approved by Indemnitee), within 10 days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such claim, and Indemnitor's liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorney's fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel and the fees payable thereto shall have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor shall not have employed counsel to direct the defense of such action, or (c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor which results in a conflict of interest (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

14. Status of Consultant. CONSULTANT shall be deemed to be an independent contractor. CONSULTANT shall have no authority to, and shall not, bind TELEDISCOUNT to any agreement or obligation with a third party. Nothing in this Agreement shall be construed to constitute the parties hereto as partners or joint venture with each other.

15. Other. This letter agreement may not be modified or amended except in writing executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. Parties signing below unequivocally state that they have authority to represent the Company and CONSULTANT and can legal bind the Company and CONSULTANT to the terms ad obligations of this agreement.

If the foregoing correctly sets forth our agreement, please so indicate by signing below and returning an executed copy to the CONSULTANT Investments,
Attention: Consultant. We look forward to working with you.

ACCEPTED AND AGREED AS OF:
THE DATE FIRST ABOVE WRITTEN


By:
    --------------------------------------------------
Name: Jose Araque
Title: Chief Executive Officer
Company: Telediscount Communications, Inc.


By:
    --------------------------------------------------
Name:
Title: Bondholder of Telediscount Communications, Inc.

                                                    Very truly yours,

                                                    CONSULTANT Investments, Inc.


                                                    By:
                                                        ------------------------
                                                    Name: Eduardo Cabrera
                                                    Title: Consultant